Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
ATSI Communications, Inc.
San Antonio, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 2005 relating to the financial statements as of July 31, 2005 and each of the two years then ended, included in ATSI Communications, Inc.’s Annual Report on Form 10-KSB/A.

/s/ Malone & Bailey PC
Malone & Bailey, PC www.malone-bailey.com Houston, Texas November 22, 2005